U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2007

COFFEE PACIFICA, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	333-10170-2	46-0466417
(State or other jurisdiction of incorporation or organization)	Commission File No	(IRS Employer Identification Number)

2813 7th Street Berkeley, CA	79110
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (510) 204-9424
(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance And Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Coffee Pacifica Inc. has appointed Paul Khakshouri as a director effective September 24, 2007. As of the date of this report, Paul Khakshouri has not been appointed to any committees of the Board.

There are no family relationships among directors, executive officers, or persons nominated or chosen by the Company to become a director. There have been no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which Paul Khakshouri had or is to have a direct or indirect material interest other than purchase of 398,628 shares of common stock at $1.00 per share pursuant to a prospectus offering in April 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

COFFEE PACIFICA, INC.

Date: September 25, 2007                                                                                 "SHAILEN SINGH" ____
                                                                                                                             Shailen Singh, President